SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

(Exact Name of Registrant as Specified in Its Charter)
Kingdom of Spain
(State of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)

Plaza de San Nicolás
48005 Bilbao
Spain
(Address of Principal Executive Offices)

BBVA INTERNATIONAL PREFERRED,
S.A. UNIPERSONAL
(Exact Name of Registrant as Specified in Its Charter)
Kingdom of Spain
(State of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)

Gran Vía 1
48005 Bilbao
Spain
(Address of Principal Executive Offices))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities Guarantee(*)	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statements file number to which this form relates:	333-148659 and 333-148659-01

Securities to be registered pursuant to Section 12(g) of the Act:	None
___________
(*)	Application is made for listing, not trading, but only in connection with the registration of the securities pursuant to the requirements of the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The descriptions of the Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, liquidation preference $1,000 per security, and the Guarantee are set forth under “Conditions of the Exchange Series C Preferred Securities” and “Description of the Amended and Restated Guarantee” in the registration statement on Form F-4 (File No. 333-148659 and 333-148659-01) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 14, 2008, as amended on February 15, 2008 and March 12, 2008 and as may be amended after the date hereof, including any form of prospectus contained therein or filed by the registrant pursuant to Rule 424(b), which description is incorporated herein by reference.

Item 2.  Exhibits.

1.	Amended and Restated By-laws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation), incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2.	By-laws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation), incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3.
Form of Global preferred security representing the Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

4.	Amended and Restated Guarantee Agreement of Banco Bilbao Vizcaya Argentaria, S.A. dated January 14, 2008, incorporated herein by reference to Exhibit 10 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Banco Bilbao Vizcaya Argentaria, S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
	Title:	Deputy CFO

Date: March 12, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, BBVA International Preferred, S.A. Unipersonal has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
	Title:	Deputy CFO

Date: March 12, 2008